UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2024

Precigen, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-36042	26-0084895
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of principal executive offices) (Zip Code)

(301) 556-9900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	PGEN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information contained in Item 8.01 of this Report on Form 8-K (this “Report”) is incorporated by reference into this Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 8.01 of this Report is incorporated by reference into this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders.

The information contained in Item 8.01 of this Report is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 8.01 of this Report is incorporated by reference into this Item 5.03.

Item 7.01	Regulation FD Disclosure.

A copy of Precigen’s press release announcing the transactions described in this Report is furnished as Exhibit 99.1 to this Report and is incorporated by reference into this Item 7.01.

On December 30, 2024, Precigen issued a press release titled “Precigen Completes Submission of BLA with Request for Priority Review to the FDA for PRGN-2012 for the Treatment of Adults with Recurrent Respiratory Papillomatosis.” A copy of the press release is furnished as Exhibit 99.2 to this Report and is incorporated by reference into this Item 7.01.

Item 8.01	Other Events.

On December 27, 2024, Precigen, Inc. (“Precigen”) announced that it had entered into a Securities Purchase Agreement dated December 27, 2024 (the “Purchase Agreement”) with investors, including Randal J. Kirk, its executive chairman of the board of directors, affiliates of Patient Capital Management and Bill Miller, as well as certain other investors (the “Investors”) for the sale of its 8.00% Series A Convertible Perpetual Preferred Stock (“Preferred Stock”) and warrants (“Warrants”) to purchase 52,666,669 shares of its common stock, no par value per share (“Common Stock”) at an exercise price of $0.75 per share (the “Exercise Price”) in a private placement. Precigen sold an aggregate of 79,000 shares of Preferred Stock, with an initial liquidation preference and stated value of $1,000 per share, together with the Warrants, for gross proceeds of $79.0 million, prior to deducting offering expenses. Precigen expects to use the net proceeds of the offering for working capital and general corporate purposes. The offering closed on December 30, 2024.

On December 27, 2024, Precigen filed articles of amendment (the “Articles of Amendment”) to its Amended and Restated Articles of Incorporation with the State Corporation Commission of the Commonwealth of Virginia (the “SCC”), including a form of certificate for the Preferred Stock (the “Form of Certificate”), to establish the preferences, limitations and relative rights of the Preferred Stock. The Articles of Amendment became effective following the issuance of a Certificate of Amendment by the SCC to Precigen on December 30, 2024.

Dividends on the Preferred Stock will be paid annually in cash when, as and if declared by the board of directors of Precigen, except that for the first two years following the issue date of the Preferred Stock, such dividends will be paid in kind in the form of an increase to the stated value and the liquidation preference of the Preferred Stock by the amount of such dividends, together with Warrants to acquire a number of additional shares of Common Stock equal to 50% of the amount of such dividends divided by the Exercise Price, subject to Shareholder Approval (as defined below). The Preferred Stock will be redeemable, in whole or in part, for cash at Precigen’s option at any time on or after the issue date. The redemption price will be equal to the stated value of the Preferred Stock to be redeemed, plus accumulated and unpaid dividends, if any, to, but excluding, the redemption date. If a “fundamental change” (as defined in the Articles of Amendment) occurs, then holders of the Preferred Stock may require Precigen to repurchase their shares of Preferred Stock for cash. The repurchase price will be equal to the stated value of the shares of Preferred Stock to be repurchased, plus accumulated and unpaid dividends, if any, to, but excluding, the repurchase date.

The Preferred Stock will be convertible into Common Stock at the option of the holders of the Preferred Stock at any time on or after the later of the six-month anniversary of the issue date of the Preferred Stock and the date on which Precigen has, among other things, obtained Shareholder Approval. The Warrants are exercisable for shares of Common Stock at any time after such Shareholder Approval. The Preferred Stock will also be convertible into Common Stock at Precigen’s option at any time on or after the third anniversary of the issue date of the Preferred Stock, but only if the closing sale price per share of Common Stock equals or exceeds $4.00 for a specified period of time and certain other conditions are satisfied.

The Preferred Stock is initially convertible into shares of Common Stock at a conversion rate of 888.8888 shares of Common Stock per $1,000 of stated value, for an initial conversion price of approximately $1.125 per share. However, if the arithmetic average of the closing sale prices of the Common Stock over the five trading day period ending on, and including, the last trading day of the fiscal quarter immediately preceding any conversion date exceeds the conversion price otherwise in effect on such conversion date, then the conversion rate for purposes of such conversion will be a number of shares of Common Stock per $1,000 of stated value equal to $1,000 divided by such arithmetic average. The conversion rate is subject to customary adjustments.

The Preferred Stock has no maturity date, ranks senior to the outstanding shares of Common Stock with respect to the payment of dividends and distributions in liquidation and has a liquidation preference equal to its stated value plus any accrued and unpaid dividends (whether or not declared). Subject to certain limited exceptions, the Preferred Stock and the Warrants are not transferrable for six months.

Precigen has agreed that it will use its best efforts to hold a special meeting or an annual meeting of shareholders to obtain (1) any shareholder approval that may be required under the listing rules of the Nasdaq Global Select Market, (2) any shareholder approval that may be required to increase the number of authorized shares of Common Stock sufficient to permit the exercise of the Warrants and to permit the conversion of the Preferred Stock into the maximum number of shares of Common Stock deliverable upon conversion of all shares of Preferred Stock no later than 180 days after December 30, 2024 and (3) the filing with the SCC and effectiveness of an amendment to Precigen’s Amended and Restated Articles of Incorporation evidencing such shareholder approval (collectively, the “Shareholder Approval”). If such Shareholder Approval is not obtained at the first such special meeting or annual meeting, Precigen has agreed that it will use its best efforts to call a special meeting or annual meeting every 90 days following the date of the most recent such meeting to seek such approval until the earlier of the date such Shareholder Approval is obtained or the Warrants and the Preferred Stock are no longer outstanding.

The Preferred Stock and the Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state’s securities laws and were issued and sold in a private placement pursuant to Section 4(a)(2) of the Securities Act. Neither the Preferred Stock nor the Warrants may be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. Precigen has entered into a registration rights agreement (the “Registration Rights Agreement”) affording the Investors certain registration rights in respect of the Preferred Stock, the Common Stock issuable upon conversion of the Preferred Stock and the Common Stock issuable upon exercise of the Warrants.

The foregoing summaries of the Articles of Amendment, the Form of Certificate, the Purchase Agreement, the Form of the Warrant and the Registration Rights Agreement do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of each such document, which are attached hereto as Exhibits 3.1, 4.1, 10.1, 10.2, and 10.3 and incorporated by reference herein.

This Report shall not constitute an offer to sell or a solicitation of an offer to buy the Preferred Stock, the Warrants or the Common Stock, nor shall there be any sale of the Preferred Stock or the Warrants in any state or jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of any such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of Precigen, Inc., filed with the State Corporation Commission of the Commonwealth of Virginia and effective on December 30, 2024
4.1	Form of Certificate for the 8.00% Series A Convertible Perpetual Preferred Stock (included as Exhibit A to Exhibit 3.1)
10.1	Securities Purchase Agreement, dated December 27, 2024 between Precigen Inc. and the Investors party thereto.
10.2	Registration Rights Agreement, dated December 30, 2024 between Precigen Inc. and the Investors party thereto.
10.3	Form of Common Stock Purchase Warrant.
99.1	Press release of Precigen, Inc., dated December 27, 2024, announcing the private placement of convertible preferred stock and warrants to purchase common stock.
99.2	Press release of Precigen, Inc., dated December 30, 2024, announcing completion of submission for a biologics license application to the FDA for PRGN-2012.
104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101).

Forward Looking Statements

Some of the statements made in this Report are forward-looking statements. These forward-looking statements are based upon Precigen’s current expectations and projections about future events, including the intended use of proceeds of the private placement. Various factors may cause differences between Precigen’s expectations and actual results. These risks and uncertainties include, without limitation, risks and uncertainties related to Precigen’s broad discretion in the use of proceeds. For further information on potential risks and uncertainties, and other important factors, any of which could cause Precigen’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Precigen’s most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precigen, Inc.

By:	/s/ Donald P. Lehr
Donald P. Lehr
Chief Legal Officer

Dated: December 30, 2024